                                                                    EXHIBIT 4(g)

CUSIP Number ___________                                          Shares _______

            INCORPORATED UNDER THE LAWS OF THE STATE OF RHODE ISLAND

                          FLEET FINANCIAL GROUP, INC.

                 9.30% CUMULATIVE PREFERRED STOCK NO PAR VALUE

     This Certifies that Fleet National Bank, as Depository and Registrar is the registered holder of _______ Shares of the Capital Stock of FLEET FINANCIAL GROUP, INC. Fully Paid and Non-Assessable, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this _______ day of           ,      .

_____________________________________           ________________________________
Chief Executive Officer and President           Secretary

                                    [SEAL]
________________________________________________________________________________

                                   [REVERSE]

                          FLEET FINANCIAL GROUP, INC.

     The Corporation is authorized to issue Preferred Stock and Common Stock. The Preferred Stock may be divided into and issued in one or more series, having such preferences, voting powers, qualifications and special and relative rights as may be established by the Board of Directors from time to time. The Corporation will furnish to the holder hereof upon written request and without charge a copy of the full text, as set forth in the Corporation's Restated Articles of Incorporation, of the preferences, voting powers, qualifications and special and relative rights of the shares of each class (and each series of a class, if any) of its capital stock authorized to be issued as of the date of such request. Requests for such copies should be directed to the office of the Secretary of the Corporation or to the Transfer Agent named on the face of this Certificate.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM -- as tenants in common

     TEN ENT -- as tenants by the entireties

     JT TEN -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --  _____________________________ Custodian _____________
                                 (Cust)                          (Minor)
                      under Uniform Gift to Minors Act_____________________
                                                                (State)

     Additional abbreviations may also be used though not in the above list

     For value received, _____________________ hereby sell, assign and transfer unto ______________________ (please insert social security or other identifying number of assignee)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
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___________________ Shares of the capital stock represented by the within
Certificate, and do hereby irrevocably constitute and appoint ___________ Attorney to transfer the said stock on the books of the within named
Corporation with full power of substitution in the premises.

Dated _______________________________

                          ------------------------------------------------------

Notice: The signature to this Assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.